Exhibit 99.1

FOR IMMEDIATE RELEASE

RALCORP COMPLETES ACQUISITION OF SARA LEE’S NORTH AMERICAN
PRIVATE BRAND REFRIGERATED DOUGH BUSINESS

Acquisition Expected to Deliver Year One GAAP Accretion of Over $0.30 per Share

Transaction Builds on Ralcorp’s Private Brand Growth Strategy

ST. LOUIS, October 3, 2011 – Ralcorp Holdings, Inc. (NYSE: RAH) today announced that it has completed its acquisition of the North American private brand refrigerated dough business of Sara Lee Corp. (NYSE: SLE).

“We are pleased to complete this transaction, which enhances Ralcorp’s private-brand offerings and immediately positions Ralcorp as a leader in the $1.8 billion refrigerated dough category,” said Kevin J. Hunt, Co-CEO and President of Ralcorp.  “The acquisition of this cash generating refrigerated dough business will make important contributions to Ralcorp’s earnings following the planned separation of the Post cereals business and represents the continuation of our strategy of enhancing shareholder value through private-brand acquisitions.  We welcome the refrigerated dough business’ management team and employees to the Ralcorp family.  The refrigerated dough business will become a key part of our frozen bakery division and will enhance Ralcorp's bakery product offerings.  We look forward to providing our customers with the high-quality service and products they have come to expect from Ralcorp.”

The refrigerated dough business is a leading manufacturer and distributor of a full range of private brand refrigerated dough products in the U.S.  The acquisition is expected to be accretive on a GAAP basis by over $0.30 per share in year one, including synergies but excluding one-time acquisition related expenses.  On a cash basis, Ralcorp expects accretion to be $0.50 per share during the first year.  The acquisition is also expected to enhance Ralcorp’s cash flow and generate operational synergies of approximately $6 million to $8 million annually after the third year post-closing, excluding one-time transition costs.

To fund the $545 million transaction, Ralcorp has entered into a short-term financing arrangement that is expected to be repaid with a portion of the proceeds generated by financing to be incurred in connection with the separation of its Post cereals business unit, which is on pace to be completed near year end.  The refrigerated dough business employs approximately 700 people and has manufacturing and distribution facilities in Carrollton, Texas and Forest Park, Georgia.  The refrigerated dough business will operate as part of a broader Ralcorp Frozen Bakery Products division.

About Ralcorp Holdings, Inc.
Ralcorp produces Post branded cereals, a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp's diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen and refrigerated doughs; and dry pasta. For more information about Ralcorp, visit the Company's website at www.ralcorp.com.

Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release.  These forward-looking statements are sometimes identified by the use of terms and phrases such as "believe," "should," "would," "expect," "project," "estimate," "anticipate," "intend," "plan," "will," "can," "may," or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.  These factors and risks include, but are not limited to, general economic conditions, changes in actual or forecasted results of operations, competitive pressures, future sales volume, significant increases in the costs of certain commodities, packaging and freight, inability to effect future price increases or cost reduction programs, changes in tax laws, challenges in integration of recent acquisitions and related accretion, future capital expenditures, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's cautionary statements contained in its filings with the Securities and Exchange Commission.  The company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Contact:
Matt Pudlowski
Director, Business Development
(314) 877-7091